UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 10, 2022

Luvu Brands, Inc.
(Exact name of registrant as specified in Charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive

Atlanta, GA 30360 (Address of Principal Executive Offices)

(770) 246-6400

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2022, Ronald Scott, Chief Financial Officer and Director of Luvu Brands, Inc. (the “Company”), notified the Company of his intention to resign from his position as Chief Financial Officer and a member of the Board of Directors, effective May 9, 2022. The resignation of Mr. Scott did not involve any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies, or practices. The Company has begun a search for Mr. Scott’s replacement as Chief Financial Officer and Mr. Scott has agreed to continue in his current roles as Chief Financial Officer and member of the Board of Directors until the earlier of May 9, 2022 or until his Chief Financial Officer successor is hired.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Luvu Brands, Inc. (Registrant)

Date: March 11, 2022	By:	/s/ Ronald P. Scott
Ronald P. Scott Chief Financial Officer

3